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                SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549


                             FORM 8-K


                          CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)         October 3, 1996



                        Life Re Corporation
      (Exact name of registrant as specified in its charter)


           Delaware              1-11340               01-0437851
 (State or other jurisdiction   (Commission          (IRS Employer
       of incorporation         File Number)        Identification No.)

         969 High Ridge Road, Stamford, Connecticut                    06905
                  (Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code                (203)
321-3000

                          Not Applicable

  (Former name or former address, if changed since last report.)
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Item 5.   Other Events.


          As of October 3, 1996, Life Re Corporation, through its subsidiary Reassure America Life Insurance Company ("REALIC"), entered into a stock purchase agreement with Farmers and Merchants Insurance Company pursuant to which REALIC will acquire all of the outstanding common stock of New American Life Insurance Company. The transaction is subject to certain conditions, including regulatory approvals.
          Included herewith as Exhibits are a copy of both the Stock Purchase Agreement and a press release regarding the proposed transaction. The foregoing description of the transaction is qualified in its entirety by reference to these Exhibits which are incorporated by reference herein.




Item 7.   Financial Statements and Exhibits.


          (c)  Exhibits


          2.1 Stock Purchase Agreement, dated as of October 3, 1996, by and between Farmers and Merchants Insurance Company and Reassure America Life Insurance Company with respect to all of the outstanding capital stock of New American Life Insurance Company.

          99.1 Press Release, dated October 7, 1996.


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                            SIGNATURES




     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                   LIFE RE CORPORATION





Date: October 18, 1996                  By: /s/ Chris C. Stroup
                                       Chris C. Stroup,
                                       Executive Vice President and
                                       Chief Financial Officer